Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ballantyne Strong, Inc.

Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2019, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

May 28, 2020